Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and

Full Year 2015 Financial Results and 2016 Outlook

ORLANDO, Fla. – February 25, 2016 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2015 financial results and provided its outlook for the full year 2016.

“2015 was a solid year for Marriott Vacations Worldwide, as we delivered nearly $236 million of adjusted EBITDA and nearly $229 million of adjusted free cash flow, and returned over $225 million of capital to our shareholders,” said Stephen P. Weisz, president and chief executive officer. “We continue to execute against our growth strategy by adding new destinations that provide on-site sales distributions and growing our tour pipeline. With the recent announcements of our new New York City and Miami Beach locations, we are targeting to open six new sales centers during 2016. We are excited about the future for our company and are targeting meaningful adjusted EBITDA growth and adjusted free cash flow in 2016.”

Fourth quarter 2015 highlights:

•	Adjusted EBITDA totaled $69.0 million, an increase of $20.3 million, or 41.8 percent, year-over-year, with growth coming from all lines of business.

•	Adjusted fully diluted earnings per share (EPS) was $1.11, up over 60 percent from $0.69 in the fourth quarter of 2014.

•	North America contract sales, excluding residential sales, were $182.0 million, down 2.0 percent year-over-year. Excluding contract sales from the company’s Latin American sales channels, North America contract sales were $169.8 million, up 1.4 percent over the fourth quarter of 2014.

•	During the fourth quarter of 2015, the company repurchased nearly 1.6 million shares of its common stock for approximately $95.3 million.

•	Subsequent to the end of the fourth quarter, the company entered into a capital efficient transaction with a third party to purchase the 176-room The Strand Hotel in New York City in phases over time, beginning in 2018. The company also completed the acquisition of The Edgewater Hotel, a 49-room operating hotel located in Miami. The company intends to sell inventory from these properties as part of its North America points program.

Fourth quarter 2015 net income was $33.1 million, or $1.06 diluted EPS, compared to net income of $0.5 million, or $0.01 diluted EPS, in the fourth quarter of 2014.

Full year 2015 highlights:

•	Adjusted EBITDA totaled $235.9 million, above the high end of the company’s guidance range of $222 million to $232 million. Results reflected an increase of $36.2 million, or 18.1 percent, year-over-year.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2015 Financial Results and Provides 2016 Outlook / 2

•	The company generated adjusted free cash flow of $228.9 million, exceeding its $175 million to $200 million guidance range. Results exclude the company’s decision to accelerate the payment of $66 million of its pre-spin Marriott Rewards liability that was due in February of 2016 for points issued prior to the spin-off.

•	The company repurchased nearly 2.9 million shares of its common stock at an average price of $70.48 per share for a total of $201.4 million. Including dividends paid during the year, the company returned a total of $225.2 million to its shareholders in 2015.

•	North America adjusted development margin percentage was 22.9 percent. Company adjusted development margin percentage was 20.9 percent, slightly below the company’s guidance that results would be towards the lower end of its 21 percent to 22 percent range.

•	North America VPG totaled $3,386, in line with 2014; tours increased 2.5 percent year-over-year.

•	Adjusted fully diluted EPS increased 26.3 percent to $3.70 compared to $2.93 in 2014, higher than the company’s $3.33 to $3.52 guidance range.

Full year 2015 net income totaled $122.8 million, or $3.82 diluted earnings per share, compared to reported net income of $80.8 million in 2014, or $2.33 diluted earnings per share. North America development margin percentage was 22.9 percent in 2015 compared to 23.4 percent in the prior year. Company development margin percentage in 2015 was 20.8 percent compared to 20.9 percent in 2014. Net cash provided by operating activities was $109.0 million for 2015.

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted earnings per share, adjusted development margin and adjusted free cash flow are reconciled and adjustments are shown and described in further detail on pages A-1 through A-20 of the Financial Schedules that follow.

2016 Outlook:

To facilitate comparisons with the company’s competitors and to eliminate the variability among companies in reporting compensation expense, beginning in the first quarter of 2016, adjusted EBITDA will exclude all non-cash share-based compensation expense which was approximately $14 million in 2015 and is expected to be slightly higher in 2016. The company’s outlook for 2016 reflects this adjustment.

•	Adjusted EBITDA of $261 million to $276 million

•	Adjusted fully diluted EPS of $4.23 to $4.56

•	Adjusted Net Income of $126 million to $136 million

•	Company contract sales growth (excluding residential) of 4 percent to 8 percent

•	Adjusted free cash flow of $135 million to $155 million

The non-GAAP financial measures set forth above are reconciled on pages A-1 through A-20 of the Financial Schedules to the following full year 2016 expected GAAP results: net income of $124 million to $134 million; fully diluted EPS of $4.16 to $4.50; and net cash provided by operating activities of $129 million to $142 million.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2015 Financial Results and Provides 2016 Outlook / 3

Fourth Quarter 2015 Results

Company Results

Total company contract sales, excluding residential sales, were $204.2 million, $7.4 million lower than the fourth quarter of last year. The decrease was driven by $3.7 million of lower contract sales in the company’s North America segment, $2.1 million of lower contract sales in the company’s Europe segment and $1.6 million of lower contract sales in the company’s Asia Pacific segment.

Adjusted development margin was $38.1 million, a $5.2 million decrease from the fourth quarter of 2014. Adjusted development margin percentage was 20.1 percent in the fourth quarter of 2015 compared to 21.4 percent in the fourth quarter of 2014. Development margin was $44.0 million, a $5.4 million increase from the fourth quarter of 2014, reflecting the turnaround of unfavorable revenue reportability from the third quarter of 2015. Development margin percentage was 22.1 percent in the fourth quarter of 2015 compared to 19.8 percent in the fourth quarter of 2014.

Excluding the results of operations for the portion of the Surfers Paradise, Australia hotel that the Company intends to sell, adjusted rental revenues totaled $83.5 million, a $10.2 million increase from the fourth quarter of 2014, reflecting a 4 percent increase in transient rate, a 2 percent increase in transient keys rented, $4.4 million from revenue associated with operating hotels prior to conversion to timeshare, and $0.8 million of higher plus points revenue. Adjusted rental revenues, net of expenses, were $13.6 million, an $11.8 million increase from the fourth quarter of 2014, of which $5.9 million relates to lower costs year-over-year associated with the company’s pre-spin Marriott Rewards liability. Rental revenues net of expenses were $12.9 million, an $11.1 million increase from the fourth quarter of 2014.

Excluding the results of operations for the portion of the Surfers Paradise, Australia hotel that the Company intends to sell, adjusted resort management and other services revenues totaled $95.0 million, a $6.1 million increase from the fourth quarter of 2014. Adjusted resort management and other services revenues, net of expenses, were $34.4 million, a $3.7 million increase over the fourth quarter of 2014. Resort management and other services revenues net of expenses totaled $35.3 million, a $4.6 million increase from the fourth quarter of 2014.

Financing revenues totaled $38.4 million, a $0.5 million decrease from the fourth quarter of 2014. Financing revenues, net of expenses and consumer financing interest expense, were $22.6 million, a $0.3 million increase from the fourth quarter of 2014.

Adjusted EBITDA was $69.0 million in the fourth quarter of 2015, a $20.3 million, or 41.8 percent, increase from $48.7 million in the fourth quarter of 2014.

Segment Results

North America

North America contract sales, excluding residential sales, were $182.0 million in the fourth quarter of 2015, a decrease of $3.7 million, or 2.0 percent, from the prior year period, driven by a stronger U.S. dollar that negatively impacted sales channels to Latin American customers by over $6.1 million year-over-year. Excluding contract sales from the company’s Latin American channels, North America contract sales were $169.8 million, up 1.4 percent.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2015 Financial Results and Provides 2016 Outlook / 4

Tours increased 4.5 percent year-over-year. VPG decreased 2.9 percent to $3,162 in the fourth quarter of 2015 from $3,255 in the fourth quarter of 2014, driven by lower closing efficiency offset partially by higher pricing.

Fourth quarter 2015 North America segment financial results were $121.8 million, an increase of $38.5 million from the fourth quarter of 2014. The increase was driven primarily by a $23.8 million non-cash charge in the prior year fourth quarter related to the disposition of partially developed land, an operating golf course, spa and clubhouse and related facilities at the company’s former resort in Abaco, Bahamas and settlement of related litigation, $10.8 million of higher rental revenues net of expenses, $4.9 million of higher development margin, and $3.4 million of higher resort management and other services revenues net of expenses, partially offset by $3.5 million of gains in the prior year fourth quarter related primarily to the disposition of undeveloped and partially developed land, an operating golf course and related assets in Kauai, Hawaii.

Adjusted development margin was $37.4 million, a $4.6 million decrease from the prior year quarter. Adjusted development margin percentage was 22.1 percent in the fourth quarter of 2015 compared to 23.5 percent in the fourth quarter of 2014. Development margin was $44.1 million, a $4.9 million increase from the fourth quarter of 2014. Development margin percentage was 24.5 percent in the fourth quarter of 2015 compared to 22.6 percent in the prior year quarter.

Asia Pacific

Total contract sales in the segment were $10.6 million, a decrease of $1.6 million in the fourth quarter of 2015. Excluding the results of operations for the portion of the Surfers Paradise, Australia hotel that the Company intends to sell, adjusted segment financial results were $2.0 million, a $1.8 million decrease from the fourth quarter of 2014. Results reflected $2.3 million of lower development margin from lower contract sales and higher marketing and sales costs and $0.4 million of lower adjusted resort management and other services revenues net of expenses, partially offset by $0.9 million of higher adjusted rental revenues net of expenses associated with the portion of the Surfers Paradise, Australia hotel that the company plans to convert into vacation ownership interests for future use.

Europe

Fourth quarter 2015 contract sales were $11.6 million, a decrease of $2.1 million from the fourth quarter of 2014. Segment financial results were $4.7 million, a $2.9 million increase from the fourth quarter of 2014 due to higher development margin from favorable revenue reportability year-over-year and higher resort management and other services revenues net of expenses.

Full Year 2015 Results

For the full year, total company contract sales, excluding residential sales, were $699.9 million, up $1.1 million, or 0.2 percent, from $698.8 million in 2014, driven by $11.7 million of higher contract sales in the company’s North America segment, and $0.2 million of higher contract sales in the company’s Asia Pacific segment. These increases were partially offset by $10.8 million of lower contract sales in the company’s Europe segment.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2015 Financial Results and Provides 2016 Outlook / 5

North America contract sales, excluding residential sales, were $631.4 million, 1.9 percent higher than 2014. Excluding contract sales in the company’s Latin American channels, North America contract sales were $585.0 million, up $24.9 million, or 4.4 percent, from 2014. Full year 2015 total company adjusted development margin decreased to 20.9 percent in 2015 from 22.0 percent in 2014.

Adjusted EBITDA in 2015 totaled $235.9 million, $36.2 million, or 18.1 percent, higher than 2014. Full year 2015 adjusted free cash flow was $228.9 million. Adjusted net income in 2015 totaled $118.9 million, an increase of $17.4 million over 2014. Full year 2015 adjusted fully diluted EPS was $3.70, $0.77 higher than 2014.

Share Repurchase Program

During the fourth quarter of 2015, the company repurchased 1.6 million shares of its common stock for a total of nearly $95.3 million under its share repurchase program. In total, the company returned $225.2 million to its shareholders during 2015, through the repurchase of nearly 2.9 million shares for $201.4 million and $23.8 million in dividends paid. Subsequent to the end of 2015, through February 24, 2016, the company repurchased 0.9 million shares for over $45 million.

On February 11, 2016, the Board of Directors authorized the company to repurchase up to 2.0 million additional shares of its common stock under its share repurchase program. Combined with the shares not yet purchased under its previous authorization, the company is authorized to purchase approximately 3.1 million additional shares.

Balance Sheet and Liquidity

On January 1, 2016, cash and cash equivalents totaled $177.1 million. Since the beginning of the year, real estate inventory balances declined $104.3 million to $663.9 million, including $332.9 million of finished goods and $331.0 million of land and infrastructure. The company had $688.1 million in gross debt outstanding at the end of 2015, a decrease of $23.2 million from year-end 2014, consisting primarily of $684.6 million in gross non-recourse securitized notes. In addition, $40.0 million of gross mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of 2015.

As of January 1, 2016, the company had approximately $196.7 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and approximately $110 million of gross vacation ownership notes receivable eligible for securitization in its warehouse credit facility.

Fourth Quarter 2015 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss these results and the guidance for full year 2016. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13628123. The webcast will also be available on the company’s website.

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Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2015 Financial Results and Provides 2016 Outlook / 6

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with 63 resorts. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 25, 2016 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 4, 2015

TABLE OF CONTENTS

Consolidated Statements of Income - 16 Weeks Ended January 1, 2016 and January 2, 2015	A-1

Consolidated Statements of Income - 52 Weeks Ended January 1, 2016 and January 2, 2015	A-2

North America Segment Financial Results - 16 Weeks Ended January 1, 2016 and January 2, 2015	A-3

North America Segment Financial Results - 52 Weeks Ended January 1, 2016 and January 2, 2015	A-4

Asia Pacific Segment Financial Results - 16 Weeks Ended January 1, 2016 and January 2, 2015	A-5

Asia Pacific Segment Financial Results - 52 Weeks Ended January 1, 2016 and January 2, 2015	A-6

Europe Segment Financial Results - 16 Weeks Ended January 1, 2016 and January 2, 2015	A-7

Europe Segment Financial Results - 52 Weeks Ended January 1, 2016 and January 2, 2015	A-8

Corporate and Other Financial Results - 16 Weeks and 52 Weeks Ended January 1, 2016 and January 2, 2015	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks Ended January 1, 2016 and January 2, 2015

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 52 Weeks Ended January 1, 2016 and January 2, 2015

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 16 Weeks Ended January 1, 2016 and January 2, 2015

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 52 Weeks Ended January 1, 2016 and January 2, 2015

A-13

EBITDA and Adjusted EBITDA - 16 Weeks and 52 Weeks Ended January 1, 2016 and January 2, 2015	A-14

2015 Adjusted Free Cash Flow	A-15

2016 Outlook - Adjusted Net Income, Adjusted Earnings Per Share - Diluted and Adjusted EBITDA	A-16

2016 Outlook - Adjusted Free Cash Flow and Normalized Adjusted Free Cash Flow	A-17

Non-GAAP Financial Measures	A-18

Consolidated Balance Sheets	A-21

Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

16 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands, except per share amounts)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	16 Weeks Ended	Certain	16 Weeks Ended
	January 1, 2016	Items	January 1, 2016 **	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$199,251	$—	$199,251	$194,692	$—	$194,692
Resort management and other services	99,921	(4,889)	95,032	88,935	—	88,935
Financing	38,393	—	38,393	38,907	—	38,907
Rental	88,117	(4,604)	83,513	73,335	—	73,335
Cost reimbursements	119,938	—	119,938	115,026	—	115,026

Total revenues	545,620	(9,493)	536,127	510,895	—	510,895

Expenses
Cost of vacation ownership products	53,442	—	53,442	57,519	—	57,519
Marketing and sales	101,839	—	101,839	98,583	(65)	98,518
Resort management and other services	64,597	(3,990)	60,607	58,197	—	58,197
Financing	7,716	—	7,716	8,172	—	8,172
Rental	75,169	(5,249)	69,920	71,534	—	71,534
General and administrative	34,080	—	34,080	31,649	—	31,649
Organizational and separation related	442	(442)	—	1,166	(1,166)	—
Litigation settlement	4	(4)	—	23,844	(23,844)	—
Consumer financing interest	8,100	—	8,100	8,497	—	8,497
Royalty fee	18,551	—	18,551	18,550	—	18,550
Impairment	324	(324)	—	521	(521)	—
Cost reimbursements	119,938	—	119,938	115,026	—	115,026

Total expenses	484,202	(10,009)	474,193	493,258	(25,596)	467,662

Gains and other income	65	(65)	—	3,322	(3,322)	—
Interest expense	(3,988)	—	(3,988)	(4,054)	—	(4,054)
Equity in earnings	39	—	39	(82)	—	(82)
Impairment charges on equity investment	—	—	—	540	(540)	—
Other	(1,987)	1,987	—	—	—	—

Income before income taxes	55,547	2,438	57,985	17,363	21,734	39,097
Provision for income taxes	(22,398)	(922)	(23,320)	(16,866)	748	(16,118)

Net income	$33,149	$1,516	$34,665	$497	$22,482	$22,979

Earnings per share - Basic	$1.08		$1.13	$0.02		$0.71

Earnings per share - Diluted	$1.06		$1.11	$0.01		$0.69

Basic Shares	30,623		30,623	32,507		32,507
Diluted Shares	31,297		31,297	33,427		33,427

	As Reported			As Reported
	16 Weeks Ended			16 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales
Vacation ownership	$204,239			$211,683
Residential products	—			3,700

Total contract sales	$204,239			$215,383

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

52 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands, except per share amounts)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	52 Weeks Ended	Certain	52 Weeks Ended
	January 1, 2016	Items	January 1, 2016 **	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$675,329	$(28,420)	$646,909	$647,488	$—	$647,488
Resort management and other services	312,229	(4,889)	307,340	298,283	—	298,283
Financing	124,033	—	124,033	128,909	—	128,909
Rental	312,997	(4,604)	308,393	264,307	—	264,307
Cost reimbursements	405,875	—	405,875	396,795	—	396,795

Total revenues	1,830,463	(37,913)	1,792,550	1,735,782	—	1,735,782

Expenses
Cost of vacation ownership products	204,299	(21,583)	182,716	196,444	—	196,444
Marketing and sales	330,599	(922)	329,677	315,410	(352)	315,058
Resort management and other services	199,895	(3,990)	195,905	199,258	200	199,458
Financing	24,194	—	24,194	24,148	—	24,148
Rental	259,729	(5,249)	254,480	237,920	—	237,920
General and administrative	102,963	(1,767)	101,196	98,562	—	98,562
Organizational and separation related	1,174	(1,174)	—	3,438	(3,438)	—
Litigation settlement	(232)	232	—	19,494	(19,494)	—
Consumer financing interest	24,658	—	24,658	26,464	—	26,464
Royalty fee	58,982	—	58,982	59,970	—	59,970
Impairment	324	(324)	—	1,381	(1,381)	—
Cost reimbursements	405,875	—	405,875	396,795	—	396,795

Total expenses	1,612,460	(34,777)	1,577,683	1,579,284	(24,465)	1,554,819

Gains and other income	9,557	(9,557)	—	5,171	(5,171)	—
Interest expense	(12,810)	—	(12,810)	(11,692)	—	(11,692)
Equity in earnings	187	—	187	74	—	74
Impairment charges on equity investment	—	—	—	540	(540)	—
Other	(8,440)	8,440	—	—	—	—

Income before income taxes	206,497	(4,253)	202,244	150,591	18,754	169,345
Provision for income taxes	(83,698)	366	(83,332)	(69,835)	1,986	(67,849)

Net income	$122,799	$(3,887)	$118,912	$80,756	$20,740	$101,496

Earnings per share - Basic	$3.90		$3.78	$2.40		$3.01

Earnings per share - Diluted	$3.82		$3.70	$2.33		$2.93

Basic Shares	31,487		31,487	33,665		33,665
Diluted Shares	32,168		32,168	34,636		34,636

	As Reported			As Reported
	52 Weeks Ended			52 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales
Vacation ownership	$699,884			$698,765
Residential products	28,420			14,514

Total contract sales	$728,304			$713,279

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

16 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	16 Weeks Ended	Certain	16 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$179,990	$—	$179,990	$173,670	$—	$173,670
Resort management and other services	83,390	—	83,390	78,131	—	78,131
Financing	35,929	—	35,929	36,224	—	36,224
Rental	74,742	—	74,742	65,725	—	65,725
Cost reimbursements	109,015	—	109,015	102,654	—	102,654

Total revenues	483,066	—	483,066	456,404	—	456,404

Expenses
Cost of vacation ownership products	47,129	—	47,129	49,680	—	49,680
Marketing and sales	88,754	—	88,754	84,801	—	84,801
Resort management and other services	50,989	—	50,989	49,127	—	49,127
Rental	61,562	—	61,562	63,387	—	63,387
Organizational and separation related	219	(219)	—	369	(369)	—
Litigation settlement	—	—	—	23,844	(23,844)	—
Royalty fee	2,797	—	2,797	2,799	—	2,799
Impairment	324	(324)	—	521	(521)	—
Cost reimbursements	109,015	—	109,015	102,654	—	102,654

Total expenses	360,789	(543)	360,246	377,182	(24,734)	352,448

Gains and other income	66	(66)	—	3,453	(3,453)	—
Equity in earnings	44	—	44	35	—	35
Impairment charges on equity investment	—	—	—	540	(540)	—
Other	(622)	622	—	—	—	—

Segment financial results	$121,765	$1,099	$122,864	$83,250	$20,741	$103,991

	As Reported			As Reported
	16 Weeks Ended			16 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales
Vacation ownership	$182,018			$185,760
Residential products	—			3,700

Total contract sales	$182,018			$189,460

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

52 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	52 Weeks Ended	Certain	52 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$586,774	$—	$586,774	$577,781	$—	$577,781
Resort management and other services	272,596	—	272,596	262,727	—	262,727
Financing	115,738	—	115,738	120,111	—	120,111
Rental	277,348	—	277,348	234,668	—	234,668
Cost reimbursements	369,467	—	369,467	354,270	—	354,270

Total revenues	1,621,923	—	1,621,923	1,549,557	—	1,549,557

Expenses
Cost of vacation ownership products	164,200	—	164,200	170,012	—	170,012
Marketing and sales	288,260	—	288,260	272,302	—	272,302
Resort management and other services	166,233	—	166,233	168,764	—	168,764
Rental	225,043	—	225,043	209,371	—	209,371
Organizational and separation related	532	(532)	—	894	(894)	—
Litigation settlement	(370)	370	—	19,244	(19,244)	—
Royalty fee	7,971	—	7,971	8,825	—	8,825
Impairment	324	(324)	—	1,381	(1,381)	—
Cost reimbursements	369,467	—	369,467	354,270	—	354,270

Total expenses	1,221,660	(486)	1,221,174	1,205,063	(21,519)	1,183,544

Gains and other income	9,600	(9,600)	—	5,350	(5,350)	—
Equity in losses	200	—	200	205	—	205
Impairment charges on equity investment	—	—	—	540	(540)	—
Other	(622)	622	—	—	—	—

Segment financial results	$409,441	$(8,492)	$400,949	$350,589	$15,629	$366,218

	As Reported			As Reported
	52 Weeks Ended			52 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales
Vacation ownership	$631,403			$619,688
Residential products	—			14,514

Total contract sales	$631,403			$634,202

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

16 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	16 Weeks Ended	Certain	16 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$9,436	$—	$9,436	$12,782	$—	$12,782
Resort management and other services	7,951	(4,889)	3,062	1,714	—	1,714
Financing	1,289	—	1,289	1,356	—	1,356
Rental	8,546	(4,604)	3,942	2,513	—	2,513
Cost reimbursements	953	—	953	954	—	954

Total revenues	28,175	(9,493)	18,682	19,319	—	19,319

Expenses
Cost of vacation ownership products	1,646	—	1,646	2,859	—	2,859
Marketing and sales	6,354	—	6,354	6,160	29	6,189
Resort management and other services	6,925	(3,990)	2,935	1,138	—	1,138
Rental	9,836	(5,249)	4,587	4,094	—	4,094
Royalty fee	238	—	238	203	—	203
Cost reimbursements	953	—	953	954	—	954

Total expenses	25,952	(9,239)	16,713	15,408	29	15,437

Losses and other expense	—	—	—	(1)	1	—
Equity in losses	(5)	—	(5)	(117)	—	(117)
Other	(287)	287	—	—	—	—

Segment financial results	$1,931	$33	$1,964	$3,793	$(28)	$3,765

	As Reported			As Reported
	16 Weeks Ended			16 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales
Vacation ownership	$10,577			$12,162
Residential products	—			—

Total contract sales	$10,577			$12,162

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

52 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	52 Weeks Ended	Certain	52 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$59,592	$(28,420)	$31,172	$34,645	$—	$34,645
Resort management and other services	11,990	(4,889)	7,101	4,437	—	4,437
Financing	4,346	—	4,346	4,498	—	4,498
Rental	14,970	(4,604)	10,366	7,642	—	7,642
Cost reimbursements	3,060	—	3,060	3,320	—	3,320

Total revenues	93,958	(37,913)	56,045	54,542	—	54,542

Expenses
Cost of vacation ownership products	26,877	(21,583)	5,294	8,318	—	8,318
Marketing and sales	20,365	(922)	19,443	18,707	29	18,736
Resort management and other services	10,694	(3,990)	6,704	3,175	—	3,175
Rental	19,255	(5,249)	14,006	12,388	—	12,388
Royalty fee	684	—	684	686	—	686
Cost reimbursements	3,060	—	3,060	3,320	—	3,320

Total expenses	80,935	(31,744)	49,191	46,594	29	46,623

Losses and other expense	(29)	29	—	(9)	9	—
Equity in losses	(13)	—	(13)	(131)	—	(131)
Other	(5,718)	5,718	—	—	—	—

Segment financial results	$7,263	$(422)	$6,841	$7,808	$(20)	$7,788

	As Reported			As Reported
	52 Weeks Ended			52 Weeks Ended
	January 1, 2016			January 2, 2015
Vacation ownership	$34,105			$33,906
Residential products	28,420			—

Total contract sales	$62,525			$33,906

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Asia Pacific segment revenues and expenses for the twelve weeks ended March 28, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

16 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	16 Weeks Ended	Certain	16 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$9,825	$—	$9,825	$8,240	$—	$8,240
Resort management and other services	8,580	—	8,580	9,090	—	9,090
Financing	1,175	—	1,175	1,327	—	1,327
Rental	4,829	—	4,829	5,097	—	5,097
Cost reimbursements	9,970	—	9,970	11,418	—	11,418

Total revenues	34,379	—	34,379	35,172	—	35,172

Expenses
Cost of vacation ownership products	2,354	—	2,354	1,988	—	1,988
Marketing and sales	6,731	—	6,731	7,622	(94)	7,528
Resort management and other services	6,683	—	6,683	7,932	—	7,932
Rental	3,771	—	3,771	4,053	—	4,053
Royalty fee	174	—	174	205	—	205
Cost reimbursements	9,970	—	9,970	11,418	—	11,418

Total expenses	29,683	—	29,683	33,218	(94)	33,124

Losses and other expense	(1)	1	—	(137)	137	—

Segment financial results	$4,695	$1	$4,696	$1,817	$231	$2,048

	As Reported			As Reported
	16 Weeks Ended			16 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales	$11,644			$13,761

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

52 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	52 Weeks Ended	Certain	52 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Revenues
Sale of vacation ownership products	$28,963	$—	$28,963	$35,062	$—	$35,062
Resort management and other services	27,643	—	27,643	31,119	—	31,119
Financing	3,949	—	3,949	4,300	—	4,300
Rental	20,679	—	20,679	21,997	—	21,997
Cost reimbursements	33,348	—	33,348	39,205	—	39,205

Total revenues	114,582	—	114,582	131,683	—	131,683

Expenses
Cost of vacation ownership products	6,509	—	6,509	8,711	—	8,711
Marketing and sales	21,974	—	21,974	24,401	(381)	24,020
Resort management and other services	22,968	—	22,968	27,319	200	27,519
Rental	15,431	—	15,431	16,161	—	16,161
Royalty fee	464	—	464	631	—	631
Cost reimbursements	33,348	—	33,348	39,205	—	39,205

Total expenses	100,694	—	100,694	116,428	(181)	116,247

Losses and other expense	(14)	14	—	(176)	176	—

Segment financial results	$13,874	$14	$13,888	$15,079	$357	$15,436

	As Reported			As Reported
	52 Weeks Ended			52 Weeks Ended
	January 1, 2016			January 2, 2015
Contract Sales	$34,376			$45,171

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Europe segment revenues and expenses for the twelve weeks ended March 28, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

16 Weeks and 52 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	16 Weeks Ended	Certain	16 Weeks Ended	16 Weeks Ended	Certain	16 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Expenses
Cost of vacation ownership products	$2,313	$—	$2,313	$2,992	$—	$2,992
Financing	7,716	—	7,716	8,172	—	8,172
General and administrative	34,080	—	34,080	31,649	—	31,649
Organizational and separation related	223	(223)	—	797	(797)	—
Litigation settlement	4	(4)	—	—	—	—
Consumer financing interest	8,100		8,100	8,497		8,497
Royalty fee	15,342	—	15,342	15,343	—	15,343

Total expenses	$67,778	$(227)	$67,551	$67,450	$(797)	$66,653

Gains and other income	—	—	—	7	(7)	—
Interest expense	(3,988)	—	(3,988)	(4,054)	—	(4,054)
Other	(1,078)	1,078	—	—	—	—

Financial results	$(72,844)	$1,305	$(71,539)	$(71,497)	$790	$(70,707)

	As Reported		As Adjusted	As Reported		As Adjusted
	52 Weeks Ended	Certain	52 Weeks Ended	52 Weeks Ended	Certain	52 Weeks Ended
	January 1, 2016	Items	January 1, 2016**	January 2, 2015	Items	January 2, 2015**
Expenses
Cost of vacation ownership products	$6,713	$—	$6,713	$9,403	$—	$9,403
Financing	24,194	—	24,194	24,148	—	24,148
General and administrative	102,963	(1,767)	101,196	98,562	—	98,562
Organizational and separation related	642	(642)	—	2,544	(2,544)	—
Litigation settlement	138	(138)	—	250	(250)	—
Consumer financing interest	24,658	—	24,658	26,464	—	26,464
Royalty fee	49,863	—	49,863	49,828	—	49,828

Total expenses	$209,171	$(2,547)	$206,624	$211,199	$(2,794)	$208,405

Gains and other income	—	—	—	6	(6)	—
Interest expense	(12,810)	—	(12,810)	(11,692)	—	(11,692)
Other	(2,100)	2,100	—	—	—	—

Financial results	$(224,081)	$4,647	$(219,434)	$(222,885)	$2,788	$(220,097)

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Corporate and Other consists of results not specifically attributable to an individual segment, including expenses incurred to support our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements that we entered into with Marriott International in connection with the spin-off, as well as consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	16 Weeks Ended	16 Weeks Ended
	January 1, 2016	January 2, 2015
Contract sales
Vacation ownership	$204,239	$211,683
Residential products	—	3,700

Total contract sales	204,239	215,383

Revenue recognition adjustments:
Reportability [1]	9,472	(7,274)
Sales Reserve[2]	(9,853)	(8,265)
Other[3]	(4,607)	(5,152)

Sale of vacation ownership products	$199,251	$194,692

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	16 Weeks Ended	Certain	Reportability	16 Weeks Ended	16 Weeks Ended	Certain	Reportability	16 Weeks Ended
	January 1, 2016	Items	Adjustment	January 1, 2016**	January 2, 2015	Items	Adjustment	January 2, 2015**
Sale of vacation ownership products	$199,251	$—	$(9,472)	$189,779	$194,692	$—	$7,274	$201,966
Less:
Cost of vacation ownership products	53,442	—	(2,612)	50,830	57,519	—	1,972	59,491
Marketing and sales	101,839	—	(962)	100,877	98,583	(65)	649	99,167

Development margin	$43,970	$—	$(5,898)	$38,072	$38,590	$65	$4,653	$43,308

Development margin percentage[1]	22.1%			20.1%	19.8%			21.4%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	52 Weeks Ended	52 Weeks Ended
	January 1, 2016	January 2, 2015
Contract sales
Vacation ownership	$699,884	$698,765
Residential products	28,420	14,514

Total contract sales	728,304	713,279

Revenue recognition adjustments:
Reportability [1]	(1,652)	(15,502)
Sales Reserve[2]	(32,999)	(31,273)
Other[3]	(18,324)	(19,016)

Sale of vacation ownership products	$675,329	$647,488

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	52 Weeks Ended	Certain	Reportability	52 Weeks Ended	52 Weeks Ended	Certain	Reportability	52 Weeks Ended
	January 1, 2016	Items	Adjustment	January 1, 2016**	January 2, 2015	Items	Adjustment	January 2, 2015**
Sale of vacation ownership products	$675,329	$(28,420)	$1,652	$648,561	$647,488	$—	$15,502	$662,990
Less:
Cost of vacation ownership products	204,299	(21,583)	623	183,339	196,444	—	4,517	200,961
Marketing and sales	330,599	(922)	(28)	329,649	315,410	(352)	1,287	316,345

Development margin	$140,431	$(5,915)	$1,057	$135,573	$135,634	$352	$9,698	$145,684

Development margin percentage[1]	20.8%			20.9%	20.9%			22.0%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	16 Weeks Ended	16 Weeks Ended
	January 1, 2016	January 2, 2015
Contract sales
Vacation ownership	$182,018	$185,760
Residential products	—	3,700

Total contract sales	182,018	189,460

Revenue recognition adjustments:
Reportability [1]	10,510	(4,615)
Sales Reserve [2]	(8,191)	(6,135)
Other [3]	(4,347)	(5,040)

Sale of vacation ownership products	$179,990	$173,670

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	16 Weeks Ended	Certain	Reportability	16 Weeks Ended	16 Weeks Ended	Certain	Reportability	16 Weeks Ended
	January 1, 2016	Items	Adjustment	January 1, 2016**	January 2, 2015	Items	Adjustment	January 2, 2015**
Sale of vacation ownership products	$179,990	$—	$(10,510)	$169,480	$173,670	$—	$4,615	$178,285
Less:
Cost of vacation ownership products	47,129	—	(2,828)	44,301	49,680	—	1,395	51,075
Marketing and sales	88,754	—	(993)	87,761	84,801	—	430	85,231

Development margin	$44,107	$—	$(6,689)	$37,418	$39,189	$—	$2,790	$41,979

Development margin percentage[1]	24.5%			22.1%	22.6%			23.5%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	52 Weeks Ended	52 Weeks Ended
	January 1, 2016	January 2, 2015
Contract sales
Vacation ownership	$631,403	$619,688
Residential products	—	14,514

Total contract sales	631,403	634,202

Revenue recognition adjustments:
Reportability[1]	(841)	(12,911)
Sales Reserve[2]	(26,077)	(24,753)
Other[3]	(17,711)	(18,757)

Sale of vacation ownership products	$586,774	$577,781

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	52 Weeks Ended	Certain	Reportability	52 Weeks Ended	52 Weeks Ended	Certain	Reportability	52 Weeks Ended
	January 1, 2016	Items	Adjustment	January 1, 2016**	January 2, 2015	Items	Adjustment	January 2, 2015**
Sale of vacation ownership products	$586,774	$—	$841	$587,615	$577,781	$—	$12,911	$590,692
Less:
Cost of vacation ownership products	164,200	—	407	164,607	170,012	—	3,904	173,916
Marketing and sales	288,260	—	74	288,334	272,302	—	1,209	273,511

Development margin	$134,314	$—	$360	$134,674	$135,467	$—	$7,798	$143,265

Development margin percentage[1]	22.9%			22.9%	23.4%			24.3%

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

16 Weeks and 52 Weeks Ended January 1, 2016 and January 2, 2015

(In thousands)

	As Reported 16 Weeks Ended January 1, 2016	Certain Items	As Adjusted 16 Weeks Ended January 1, 2016**	As Reported 16 Weeks Ended January 2, 2015	Certain Items	As Adjusted 16 Weeks Ended January 2, 2015**
Net income	$33,149	$1,516	$34,665	$497	$22,482	$22,979
Interest expense[1]	3,988	—	3,988	4,054	—	4,054
Tax provision	22,398	922	23,320	16,866	(748)	16,118
Depreciation and amortization	8,367	(1,341)	7,026	5,499	—	5,499

EBITDA**	$67,902	$1,097	$68,999	$26,916	$21,734	$48,650

	As Reported 52 Weeks Ended January 1, 2016	Certain Items	As Adjusted 52 Weeks Ended January 1, 2016**	As Reported 52 Weeks Ended January 2, 2015	Certain Items	As Adjusted 52 Weeks Ended January 2, 2015**
Net income	$122,799	$(3,887)	$118,912	$80,756	$20,740	$101,496
Interest expense[1]	12,810	—	12,810	11,692	—	11,692
Tax provision	83,698	(366)	83,332	69,835	(1,986)	67,849
Depreciation and amortization	22,217	(1,341)	20,876	18,682	—	18,682

EBITDA**	$241,524	$(5,594)	$235,930	$180,965	$18,754	$199,719

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED FREE CASH FLOW

(In thousands)

2015
Adjusted net income**	$118,912
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	74,246
Deferred income taxes / income taxes payable	28,067
Net changes in assets and liabilities:
Notes receivable originations	(311,195)
Notes receivable collections	270,170
Inventory	72,158
Purchase of operating hotels for future conversion to inventory[2]	(61,554)
Liability for Marriott Rewards customer loyalty program	(89,251)
Organizational and separation related and other charges	(3,964)
Other working capital changes	11,445

Net cash provided by operating activities	109,034
Capital expenditures for property and equipment (excluding inventory):
New sales centers[3]	(11,752)
Organizational and separation related capital expenditures	(3,798)
Other	(20,185)
Investment in operating portion of Surfers Paradise hotel that will be sold[4]	(47,658)
Decrease in restricted cash	37,681
Borrowings from securitization transactions	255,000
Repayment of debt related to securitizations	(278,427)

Free cash flow**	39,895
Adjustments:
Organizational and separation related and other charges	7,762
Proceeds from sale of operating portion of Surfers Paradise hotel[4]	47,658
Accelerated payment of liability for Marriott Rewards customer loyalty program[5]	66,000
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility[6]	67,541

Adjusted free cash flow**	$228,856

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents adjustment for the investment in operating hotels prior to future conversion to inventory.
[3]	Represents incremental investment in new sales centers, mainly to support new sales distributions.
[4]	Represents the estimated investment in, as well as the estimated proceeds from the subsequent sale of, the operating portion of the Surfers Paradise hotel.
[5]	Represents the portion of the Q1 2016 liability for Marriott Rewards customer loyalty program payment that was accelerated in to Q4 2015.
[6]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2014 and 2015 year ends.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Net income	$124	$134
Adjustments to reconcile Net income to Adjusted net income
Certain items[1]	3	3
Gain / (loss) on dispositions[2]	—	—
Provision for income taxes on adjustments to net income	(1)	(1)

Adjusted net income**	$126	$136

Earnings per share - Diluted[3]	$4.16	$4.50
Adjusted earnings per share - Diluted**,3	$4.23	$4.56
Diluted shares [3]	29.8	29.8

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Certain items adjustment includes approximately $3 million of non-capitalizable transaction costs.
[2]	Gain / (loss) on dispositions adjustment includes the estimated net impact to pre-tax income associated with dispositions in the North America segment and Asia Pacific segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 24, 2016.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2016 (low)	Fiscal Year 2016 (high)
Adjusted net income**	$126	$136
Interest expense[1]	8	8
Tax provision	90	95
Depreciation and amortization	22	22
Non-cash share-based compensation[2]	15	15

Adjusted EBITDA**	$261	$276

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.
[2]	Beginning with the first quarter of 2016 our Adjusted EBITDA will exclude non-cash share-based compensation expense, and prior period presentation will be recast for consistency. Please see page A - 19 for additional information.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2016 ADJUSTED FREE CASH FLOW AND NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income**	$126	$136	$131	$—		$131
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	80	82	81	—		81
Deferred income taxes / income taxes payable	41	41	41	—		41
Net changes in assets and liabilities:
Notes receivable originations	(348)	(361)	(355)	—		(355)
Notes receivable collections	236	237	237	—		237
Inventory	(11)	(5)	(8)	8	[4]	—
Other working capital changes	5	12	9	8	[5]	17

Net cash provided by operating activities	129	142	136	16		152
Capital expenditures for property and equipment (excluding inventory):
New sales centers[2]	(18)	(18)	(18)	18	[2]	—
Other	(18)	(18)	(18)	(2)[6]		(20)
Decrease in restricted cash	(3)	(3)	(3)	3	[7]	—
Borrowings from securitization transactions	292	294	293	—		293
Repayment of debt related to securitizations	(234)	(233)	(234)	—		(234)

Free cash flow**	148	164	156	35		191
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility[3]	(13)	(9)	(11)	—		(11)

Adjusted free cash flow**	$135	$155	$145	$35		$180

**	Denotes non-GAAP financial measures. Please see pages A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents the incremental investment in new sales centers.
[3]	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2015 and 2016 year ends.
[4]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[5]	Represents normalized other working capital changes.
[6]	Represents normalized capital expenditures for property and equipment.
[7]	Represents normalized restricted cash activity.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items and gains (losses) and other income (expense) in the 16 weeks and 52 weeks ended January 1, 2016 and January 2, 2015 because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain items and gains (losses) and other income (expense). These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain items and gains (losses) and other income (expense) with results from other vacation ownership companies.

Certain items—16 weeks and 52 weeks ended January 1, 2016. In our Statement of Income for the 16 weeks ended January 1, 2016, we recorded $2.5 million of net pre-tax items, which included nearly $2.0 million of adjustments for transaction costs ($1.3 million in our Corporate and Other segment, nearly $0.4 million in our North America segment, and $0.3 million in our Asia Pacific segment) recorded under the “Other” caption, more than $0.4 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, and a more than $0.3 million impairment associated with a project in our North America segment recorded under the “Impairment” caption, partially offset by nearly $0.3 million of net adjustments to exclude the results of operations from the portion of the Surfers Paradise, Australia hotel that will be sold, comprised of $4.9 million of Resort management and other services revenue and $4.6 million of Rental revenue, with corresponding adjustments of $4.0 million and $5.2 million to the respective expenses. In our Statement of Income for the 52 weeks ended January 1, 2016, we recorded $5.3 million of net pre-tax items, which included more than $8.4 million of adjustments for transaction costs ($5.7 million in our Asia Pacific segment, nearly $2.4 million in our Corporate and Other segment, and nearly $0.4 million in our North America segment) recorded under the “Other” caption, a $1.8 million adjustment for refurbishment costs at a project in our North America segment, nearly $1.2 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, a more than $0.3 million impairment associated with a project in our North America segment recorded under the “Impairment” caption, and less than $0.1 million of net litigation related matters recorded under the “Litigation settlement” caption, partially offset by $5.9 million of net adjustments to exclude the bulk sale of 18 units in our Asia Pacific segment, comprised of $28.4 million of “Sale of vacation ownership products” revenue, with corresponding adjustments of $21.6 million and $0.9 million to the “Cost of vacation ownership products” and Marketing and sales” captions, respectively, nearly $0.3 million of net adjustments to exclude the results of operations from the portion of the Surfers Paradise, Australia hotel that will be sold, comprised of $4.9 million of Resort management and other services revenue and $4.6 million of Rental revenue, with corresponding adjustments of $4.0 million and $5.2 million to the respective expenses, and a $0.3 million reversal of an accrual associated with a 2014 golf course disposition recorded under the “Litigation settlement” caption because actual costs were lower than expected.

Certain items—16 weeks and 52 weeks ended January 2, 2015. In our Statement of Income for the 16 weeks ended January 2, 2015, we recorded $25.1 million of net pre-tax charges which consisted of a $23.8 million non-cash loss associated with the disposition of partially developed land, an operating golf course, spa and clubhouse and related facilities at a former resort in our North America segment and settlement of related litigation under the “Litigation settlement” caption, $1.2 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $0.5 million of non-cash impairment charges associated with projects in our North America segment recorded under the “Impairment” caption, and less than $0.1 million of severance charges in our Europe segment recorded under the “Marketing and sales” caption, partially offset by a $0.5 million reduction to the reserve for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption. In our Statement of Income for the 52 weeks ended January 2, 2015, we recorded $23.9 million of net pre-tax charges which consisted of a $23.8 million non-cash loss associated with the disposition of partially developed land, an operating golf course, spa and clubhouse and related facilities at a former resort in our North America segment and settlement of related litigation, a $3.0 million accrual for a litigation settlement in our North America segment and a $0.3 million accrual for a litigation settlement in our Corporate and other segment, all of which were recorded under the “Litigation settlement” caption, $3.4 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $1.4 million of non-cash impairment charges associated with projects in our North America segment recorded under the “Impairment” caption and $0.4 million of severance charges in our Europe segment recorded under the “Marketing and sales” caption, partially offset by $7.6 million of income associated with the settlement of a dispute with a former service provider in our North America segment recorded under the “Litigation settlement” caption, a $0.5 million reduction to the reserve for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment reversals on equity investment” caption and a $0.2 million reversal of a severance accrual in our Europe segment recorded under the “Resort management and other services” caption because actual costs were lower than expected.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Gains (losses) and other income (expense)—16 weeks and 52 weeks ended January 1, 2016. In our Statement of Income for the 16 weeks ended January 1, 2016, we recorded net gains and other income of less than $0.1 million on the “Gains and other income” caption. In our Statement of Income for the 52 weeks ended January1, 2016, we recorded $9.6 million of net gains, of which $9.5 million was associated with the sale of undeveloped land and the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

Gains (losses) and other income (expense)—16 weeks and 52 weeks ended January 2, 2015. In our Statement of Income for the 16 weeks ended January 2, 2015, we recorded $3.3 million of net gains primarily associated with the sale of undeveloped and partially developed land, an operating golf course and related assets in our North America segment under the “Gains (losses) and other income (expense)” caption. In our Statement of Income for the 52 weeks ended January 2, 2015, we recorded $5.2 million of net gains primarily associated with the sale of undeveloped and partially developed land, an operating golf course and related assets, the sale of a golf course and adjacent undeveloped land, the sale of an undeveloped parcel of land, and the disposition of a project, all of which occurred in our North America segment and were recorded under the “Gains and other income” caption.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain items and gains (losses) and other income (expense), as itemized in the discussion of Adjusted Net Income above. In addition, beginning with the first quarter of 2016, we will exclude non-cash share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of these items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash items, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	January 1, 2016	January 2, 2015
ASSETS
Cash and cash equivalents	$177,061	$346,515
Restricted cash (including $26,884 and $34,986 from VIEs, respectively)	71,451	109,907
Accounts and contracts receivable, net (including $4,893 and $4,992 from VIEs, respectively)	131,850	109,700
Vacation ownership notes receivable, net (including $669,179 and $750,680 from VIEs, respectively)	920,631	917,228
Inventory	669,243	772,784
Property and equipment	288,803	147,379
Other	135,987	127,066

Total Assets	$2,395,026	$2,530,579

LIABILITIES AND EQUITY
Accounts payable	$139,120	$114,079
Advance deposits	69,064	60,192
Accrued liabilities (including $669 and $1,088 from VIEs, respectively)	164,791	165,969
Deferred revenue	35,276	38,818
Payroll and benefits liability	104,331	93,073
Liability for Marriott Rewards customer loyalty program	35	89,285
Deferred compensation liability	51,031	41,677
Mandatorily redeemable preferred stock of consolidated subsidiary, net	38,989	38,816
Debt, net (including $684,604 and $708,031 from VIEs, respectively)	678,793	703,013
Other	32,945	27,071
Deferred taxes	104,384	78,883

Total Liabilities	1,418,759	1,450,876

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,393,800 and 36,089,513 shares issued, respectively	364	361
Treasury stock - at cost; 6,844,256 and 3,996,725 shares, respectively	(429,990)	(229,229)
Additional paid-in capital	1,150,731	1,137,785
Accumulated other comprehensive income	11,381	17,054
Retained earnings	243,781	153,732

Total Equity	976,267	1,079,703

Total Liabilities and Equity	$2,395,026	$2,530,579

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	52 weeks ended
	January 1, 2016	January 2, 2015
OPERATING ACTIVITIES
Net income	$122,799	$80,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,217	18,682
Amortization of debt issuance costs	5,586	5,462
Provision for loan losses	33,083	30,534
Share-based compensation	14,142	13,376
Employee stock purchase plan	560	—
Gain on disposal of property and equipment, net	(9,557)	(5,171)
Non-cash litigation settlement	(262)	23,778
Deferred income taxes	28,162	18,876
Equity method income	(187)	(74)
Impairment charges	324	1,381
Impairment reversals on equity investment	—	(540)
Net change in assets and liabilities:
Accounts and contracts receivable	(24,188)	(1,143)
Notes receivable originations	(311,195)	(267,917)
Notes receivable collections	270,170	287,240
Inventory	72,158	82,690
Purchase of operating hotels for future conversion to inventory	(61,554)	—
Other assets	(10,648)	8,659
Accounts payable, advance deposits and accrued liabilities	23,419	(10,824)
Liability for Marriott Rewards customer loyalty program	(89,251)	(25,022)
Deferred revenue	(3,334)	18,119
Payroll and benefit liabilities	11,380	8,973
Deferred compensation liability	9,354	4,568
Other liabilities	1,060	(2,558)
Other, net	4,796	1,566

Net cash provided by operating activities	109,034	291,411

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(35,735)	(15,202)
Purchase of operating hotel to be sold	(47,658)	—
Decrease (increase) in restricted cash	37,681	(24,019)
Dispositions, net	20,644	82,347

Net cash (used in) provided by investing activities	(25,068)	43,126

FINANCING ACTIVITIES
Borrowings from securitization transactions	255,000	262,638
Repayment of debt related to securitization transactions	(278,427)	(229,434)
Proceeds from vacation ownership inventory arrangement	5,375	—
Debt issuance costs	(5,335)	(6,498)
Repurchase of common stock	(201,380)	(203,595)
Payment of dividends	(23,793)	(8,179)
Proceeds from stock option exercises	97	2,977
Excess tax benefits from share-based compensation	9,380	4,519
Payment of withholding taxes on vesting of restricted stock units	(10,894)	(8,078)
Other	230	—

Net cash used in financing activities	(249,747)	(185,650)

Effect of changes in exchange rates on cash and cash equivalents	(3,673)	(1,883)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(169,454)	147,004
CASH AND CASH EQUIVALENTS, beginning of period	346,515	199,511

CASH AND CASH EQUIVALENTS, end of period	$177,061	$346,515